EXHIBIT 99.1

CERTIFICATION

Pursuant to the requirement set forth in Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350 as adopted), JoMei Chang, Ph.D., President and Chief Executive Officer of Vitria Technology, Inc., a Delaware corporation (the Company) and Graham Smith, Senior Vice President, Chief Financial Officer and Secretary of the Company, each hereby certifies that, to the best of his or her knowledge as follows:

The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2002, and to which this Certification is attached as Exhibit 99.1 (the “Periodic Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of this 14th day of August, 2002.

By:	/s/ JOMEI CHANG, PH.D.
JoMei Chang, Ph.D., President and Chief Executive Officer

By:	/s/ GRAHAM SMITH
Graham Smith, Senior Vice President, Chief Financial Officer and Secretary